Exhibit 99.1

PRELIMINARY PROXY CARD-SUBJECT TO COMPLETION VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BEMIS COMPANY, INC. ATTN: ERIN M. WINTERS 2301 INDUSTRIAL DRIVE NEENAH, WI 54956 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E52455-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BEMIS COMPANY, INC. The Board of Directors recommends you vote FOR proposals 1 through 6. For Against Abstain ! ! ! 1. To approve the Transaction Agreement, dated as of August 6, 2018 (which, as it may be amended from time to time, we refer to as the "Transaction Agreement"), by and among Amcor Limited, Amcor plc (f/k/a Arctic Jersey Limited) ("New Amcor"), Arctic Corp. ("Merger Sub") and Bemis Company, Inc. ("Bemis"), pursuant to which, among other transactions, Merger Sub shall merge with and into Bemis (which is referred to as the "merger"), with Bemis surviving the merger as a wholly-owned subsidiary of New Amcor. For Against Abstain ! ! ! 4. To approve, in a non-binding advisory vote, a provision of the New Amcor Articles of Association to the effect that directors may be removed from office by ordinary resolution of the New Amcor shareholders only for cause. ! ! ! ! ! ! 2. To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to Bemis' named executive officers in connection with the transaction. 5. To approve, in a non-binding advisory vote, a provision of the New Amcor Articles of Association establishing that the holders of shares of New Amcor representing at least a majority of the total voting rights of all shareholders entitled to vote at a general meeting will be quorum for all purposes. ! ! ! 3. To approve, in a non-binding advisory vote, a provision of the New Amcor Articles of Association setting forth the requirements for shareholder nominations and other proposals to be considered at an annual general meeting of New Amcor or an extraordinary general meeting of New Amcor. ! ! ! 6. To approve one or more adjournments of the special meeting to a later date or dates for any purpose, including if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Transaction Agreement at the time of the special meeting. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ! Yes ! No NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

We will hold the Special Meeting of Shareholders of Bemis Company, Inc. at the Bemis Innovation Center at 2301 Industrial Drive, Neenah, Wisconsin, on [·], [·], at [·], Central time. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus is available at www.proxyvote.com. E52456-TBD BEMIS COMPANY, INC. 2301 Industrial Drive Neenah, WI 54956 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Erin M. Winters, Kasey A. Wroblewski and Sheri H. Edison, or any of them, as proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on [·], [·] at the Special Meeting of Shareholders to be held on [·], 2019. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is received and no specific direction is made, this Proxy will be voted "FOR" each of the proposals in accordance with Bemis' board of directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: